Exhibit (g) (ii)
                               CUSTODIAN AGREEMENT

         AGREEMENT dated as of______________, between BANKERS TRUST COMPANY (the "Custodian") and [Name of customer] (the "Customer").

         WHEREAS, the Customer may be organized with one or more series of shares, each of which shall represent an interest in a separate portfolio of Securities and Cash (each as hereinafter defined) (all such existing and additional series now or hereafter listed on Exhibit A being hereafter referred to individually as a "Portfolio" and collectively, as the "Portfolios"); and

         WHEREAS, the Customer desires to appoint the Custodian as custodian on behalf of the Portfolios under the terms and conditions set forth in this Agreement, and the Custodian has agreed to so act as custodian.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

         1. EMPLOYMENT OF CUSTODIAN. The Customer hereby employs the Custodian as custodian of all assets of each Portfolio which are delivered to and accepted by the Custodian or any Subcustodian (as that term is defined in Section 4) (the "Property") pursuant to the terms and conditions set forth herein. For purposes of this Agreement, "delivery" of Property shall include the acquisition of a security entitlement (as that term is defined in the New York Uniform Commercial Code ("UCC")) with respect thereto. Without limitation, such Property shall include stocks and other equity interests of every type, evidences of indebtedness, other instruments representing same or rights or obligations to receive, purchase, deliver or sell same and other non-cash investment property of a Portfolio ("Securities") and cash from any source and in any currency ("Cash"), provided that the Custodian shall have the right, in its sole discretion, to refuse to accept as Property any property of a Portfolio that the Custodian considers not to be appropriate or in proper form for deposit for any reason. The Custodian shall not be responsible for any property of a Portfolio held or received by the Customer or others and not delivered to the Custodian or any Subcustodian.

         2. MAINTENANCE OF SECURITIES AND CASH AT CUSTODIAN AND SUBCUSTODIAN LOCATIONS. Pursuant to Instructions, the Customer shall direct the Custodian to (a) settle Securities transactions and maintain cash in the country or other jurisdiction in which the principal trading market for such Securities is located, where such Securities are to be presented for payment or where such Securities are acquired and (b) maintain cash and cash equivalents in such countries in amounts reasonably necessary to effect the Customer's transactions in such Securities. Instructions to settle Securities transactions in any country shall be deemed to authorize the holding of such Securities and Cash in that country.

         3. CUSTODY ACCOUNT. The Custodian agrees to establish and maintain one or more custody accounts on its books each in the name of a Portfolio (each, an "Account") for any and all Property from time to time received and accepted by the Custodian or any Subcustodian for the account of such Portfolio. Upon delivery by the Customer to the Custodian of any acceptable Property belonging to a Portfolio, the

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Customer  shall,  by  Instructions  (as  hereinafter  defined  in  Section  15), specifically indicate which Portfolio such Property belongs or if such Property belongs to more than one Portfolio shall allocate such Property to the appropriate Portfolio, and the Custodian shall allocate such Property to the Accounts in accordance with the Instructions. The Customer on behalf of each Portfolio, acknowledges its responsibility as a principal for all of its obligations to the Custodian arising under or in connection with this Agreement, warrants its authority to deposit in the appropriate Account any Property received therefor by the Custodian or a Subcustodian and to give, and authorize others to give, instructions relative thereto. The Custodian may deliver securities of the same class in place of those deposited in the Account.

         The Custodian shall hold, keep safe and protect as custodian for each Account, on behalf of the Customer, all Property in such Account and, to the extent such Property constitutes financial assets for purposes of the New York UCC, shall maintain those financial assets in such Account as security entitlements in favor of the Portfolio in whose name the Account is maintained. All transactions, including, but not limited to, foreign exchange transactions, involving the Property shall be executed or settled solely in accordance with Instructions (which shall specifically reference the Account for which such transaction is being settled), except that until the Custodian receives Instructions to the contrary, the Custodian will:

         (a) collect all interest and dividends and all other income and payments, whether paid in cash or in kind, on the Property, as the same become payable and credit the same to the appropriate Account;

         (b) present for payment all Securities held in an Account which are called, redeemed or retired or otherwise become payable and all coupons and other income items which call for payment upon presentation to the extent that the Custodian or Subcustodian is actually aware of such opportunities and hold the cash received in such Account pursuant to this Agreement;

         (c) (i) exchange Securities where the exchange is purely ministerial (including, without limitation, the exchange of temporary securities for those in definitive form and the exchange of warrants, or other documents of entitlement to securities, for the Securities themselves) and (ii) when notification of a tender or exchange offer (other than ministerial exchanges described in (i) above) is received for an Account, endeavor to receive Instructions, provided that if such Instructions are not received in time for the Custodian to take timely action, no action shall be taken with respect thereto;

         (d) whenever notification of a rights entitlement or a fractional interest resulting from a rights issue, stock dividend or stock split is received for an Account and such rights entitlement or fractional interest bears an expiration date, if after endeavoring to obtain Instructions such Instructions are not received in time for the Custodian to take timely action or if actual notice of such actions was received too late to seek Instructions, sell in the discretion of the Custodian (which sale the Customer hereby authorizes the Custodian to make) such rights entitlement or fractional interest and credit the Account with the net proceeds of such sale;

         (e) execute in the Customer's name for an Account, whenever the Custodian deems it appropriate, such ownership and other certificates as may be required to obtain the payment of income from the Property in such Account;

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

         (f) pay for each Account, any and all taxes and levies in the nature of taxes imposed on interest, dividends or other similar income on the Property in such Account by any governmental authority. In the event there is insufficient Cash available in such Account to pay such taxes and levies, the Custodian shall notify the Customer of the amount of the shortfall and the Customer, at its option, may deposit additional Cash in such Account or take steps to have sufficient Cash available. The Customer agrees, when and if requested by the Custodian and required in connection with the payment of any such taxes to cooperate with the Custodian in furnishing information, executing documents or otherwise; and

         (g) appoint brokers and agents for any of the ministerial transactions involving the Securities described in (a) - (f), including, without limitation, affiliates of the Custodian or any Subcustodian.

         4. SUBCUSTODIANS AND SECURITIES SYSTEMS. The Customer authorizes and instructs the Custodian to maintain the Property in each Account directly in one of its U.S. branches or indirectly through custody accounts which have been established by the Custodian with the following other securities intermediaries:
(a) another U.S. bank or trust company or branch thereof located in the U.S. which is itself qualified under the Investment Company Act of 1940, as amended ("1940 Act"), to act as custodian (individually, a "U.S. Subcustodian"), or a U.S. securities depository or clearing agency or system in which the Custodian or a U.S. Subcustodian participates (individually, a "U.S. Securities System") or (b) one of its non-U.S. branches or majority-owned non-U.S. subsidiaries, a non-U.S. branch or majority-owned subsidiary of a U.S. bank or a non-U.S. bank or trust company, acting as custodian (individually, a "non-U.S. Subcustodian"; U.S. Subcustodians and non-U.S. Subcustodians, collectively, "Subcustodians"), or a non-U.S. depository or clearing agency or system in which the Custodian or any Subcustodian participates (individually, a "non-U.S. Securities System"; U.S. Securities System and non-U.S. Securities System, collectively, Securities System"), PROVIDED that in each case in which a U.S. Subcustodian or U.S. Securities System is employed, each such Subcustodian or Securities System shall have been approved by Instructions; PROVIDED FURTHER that in each case in which a non-U.S. Subcustodian or non-U.S. Securities System is employed, (a) such Subcustodian or Securities System either is (i) a "qualified U.S. bank" as defined by Rule 17f-5 under the 1940 Act ("Rule 17f-5") or (ii) an "eligible foreign custodian" within the meaning of Rule 17f-5 or such Subcustodian or Securities System is the subject of an order granted by the U.S. Securities and Exchange Commission ("SEC") exempting such agent or the subcustody arrangements thereto from all or part of the provisions of Rule 17f-5 and (b) the agreement between the Custodian and such non-U.S. Subcustodian has been approved by Instructions; it being understood that the Custodian shall have no liability or responsibility for determining whether the approval of any Subcustodian or Securities System has been proper under the 1940 Act or any rule or regulation thereunder.

         Upon receipt of Instructions, the Custodian agrees to cease the employment of any Subcustodian or Securities System with respect to the Customer, and if desirable and practicable, appoint a replacement Subcustodian or securities system in accordance with the provisions of this Section. In addition, the Custodian may, at any time in its discretion, upon written notification to the Customer, terminate the employment of any Subcustodian or Securities System.

         Upon request of the Customer, the Custodian shall deliver to the Customer annually a certificate stating: (a) the identity of each non-U.S. Subcustodian and non-U.S. Securities System then acting on behalf of the Custodian and the name and address of the governmental agency or other regulatory authority

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

that supervises or regulates such non-U.S Subcustodian and non-U.S. Securities System; (b) the countries in which each non-U.S. Subcustodian or non-U.S. Securities System is located; and (c) so long as Rule 17f-5 requires the
Customer's Board of Trustees to directly approve its foreign custody arrangements, such other information relating to such non-U.S. Subcustodians and non-U.S. Securities Systems as may reasonably be requested by the Customer to ensure compliance with Rule 17f-5. So long as Rule 17f-5 requires the Customer's Board of Trustees to directly approve its foreign custody arrangements, the Custodian also shall furnish annually to the Customer information concerning such non-U.S. Subcustodians and non-U.S. Securities Systems similar in kind and scope as that furnished to the Customer in connection with the initial approval of this Agreement. Custodian agrees to promptly notify the Customer if, in the normal course of its custodial activities, the Custodian has reason to believe that any non-U.S. Subcustodian or non-U.S. Securities System has ceased to be a qualified U.S. bank or an eligible foreign custodian each within the meaning of Rule 17f-5 or has ceased to be subject to an exemptive order from the SEC.

         5. USE OF SUBCUSTODIAN. With respect to Property in an Account which is maintained by the Custodian through a Subcustodian employed pursuant to
Section 4:

         (a) The Custodian will identify on its books as belonging to the Customer on behalf of a Portfolio, any Property maintained through such Subcustodian.

         (b) Any Property in the Account held by a Subcustodian will be subject only to the instructions of the Custodian or its agents.

         (c) Property deposited with a Subcustodian will be maintained in an account holding only assets for customers of the Custodian.

         (d) Any agreement the Custodian shall enter into with a non-U.S. Subcustodian with respect to maintaining Property shall require that (i) the Account will be adequately indemnified or its losses adequately insured; (ii) the Securities so maintained are not subject to any right, charge, security interest, lien or claim of any kind in favor of such Subcustodian or its creditors except a claim for payment in accordance with such agreement for their safe custody or administration and expenses related thereto, (iii) beneficial ownership of such Securities be freely transferable without the payment of money or value other than for safe custody or administration and expenses related thereto, (iv) adequate records will be maintained identifying the Property maintained pursuant to such Agreement as belonging to the Custodian, on behalf of its customers and (v) to the extent permitted by applicable law, officers of or auditors employed by, or other representatives of or designated by, the Custodian, including the independent public accountants of or designated by, the Customer be given access to the books and records of such Subcustodian relating to its actions under its agreement pertaining to any Property maintained by it thereunder or confirmation of or pertinent information contained in such books and records be furnished to such persons designated by the Custodian.

         6. USE OF SECURITIES SYSTEM. With respect to Property in the Account(s) which is maintained by the Custodian or any Subcustodian through a Securities System employed pursuant to Section 4:

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

         (a) The Custodian shall, and the Subcustodian will be required by its agreement with the Custodian to, identify on its books such Property as being maintained for the account of the Custodian or Subcustodian for its customers.

         (b) Any Property maintained through a Securities System for the account of the Custodian or a Subcustodian will be subject only to the instructions of the Custodian or such Subcustodian, as the case may be.

         (c) Property deposited with a Securities System will be maintained in an account holding only assets for customers of the Custodian or Subcustodian, as the case may be, unless precluded by applicable law, rule, or regulation.

         (d) The Custodian shall provide the Customer with any report obtained by the Custodian on the Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the Securities System.

         7. AGENTS. The Custodian may at any time or times in its sole discretion appoint (or remove) any other U.S. bank or trust company which is itself qualified under the 1940 Act to act as custodian, as its agent to carry out such of the provisions of this Agreement as the Custodian may from time to time direct; PROVIDED, however, that the appointment of any agent shall not relieve the Custodian of its responsibilities or liabilities hereunder.

         8.       RECORDS,  OWNERSHIP  OF  PROPERTY,  STATEMENTS,   OPINIONS  OF
INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.

         (a) The ownership of the Property whether Securities, Cash and/or other property, and whether maintained directly by the Custodian or indirectly through a Subcustodian or a Securities System as authorized herein, shall be clearly recorded on the Custodian's books as belonging to the appropriate Account and not for the Custodian's own interest. The Custodian shall keep accurate and detailed accounts of all investments, receipts, disbursements and other transactions for each Account. All accounts, books and records of the Custodian relating thereto shall be open to inspection and audit at all reasonable times during normal business hours by any person designated by the Customer. All such accounts shall be maintained and preserved in the form reasonably requested by the Customer. The Custodian will supply to the Customer from time to time, as mutually agreed upon, a statement in respect to any Property in an Account maintained by the Custodian or by a Subcustodian. In the absence of the filing in writing with the Custodian by the Customer of exceptions or objections to any such statement within sixty (60) days of the mailing thereof, the Customer shall be deemed to have approved such statement and in such case or upon written approval of the Customer of any such statement, such statement shall be presumed to be for all purposes correct with respect to all information set forth therein.

         (b) The Custodian shall take all reasonable action as the Customer may request to obtain from year to year favorable opinions from the Customer's independent certified public accountants with respect to the Custodian's activities hereunder in connection with the preparation of the Customer's Form N-1A and the Customer's Form N-SAR or other periodic reports to the SEC and with respect to any other requirements of the SEC.

         (c) At the request of the Customer, the Custodian shall deliver to the Customer a written report prepared by the Custodian's independent certified public accountants with respect to the services provided by the Custodian under this Agreement, including, without limitation, the Custodian's accounting system, internal accounting control and procedures for safeguarding Cash and Securities, including Cash and Securities deposited and/or maintained in a securities system or with a Subcustodian. Such report shall be of sufficient scope and in sufficient detail as may reasonably be required by the Customer and as may reasonably be obtained by the Custodian.

         (d) The Customer may elect to participate in any of the electronic on-line service and communications systems offered by the Custodian which can provide the Customer, on a daily basis, with the ability to view on-line or to print on hard copy various reports of Account activity and of Securities and/or Cash being held in any Account. To the extent that such service shall include market values of Securities in an Account, the Customer hereby acknowledges that the Custodian now obtains and may in the future obtain information on such values from outside sources that the Custodian considers to be reliable and the Customer agrees that the Custodian (i) does not verify or represent or warrant either the reliability of such service nor the accuracy or completeness of any such information furnished or obtained by or through such service and (ii) shall be without liability in selecting and utilizing such service or furnishing any information derived therefrom.

         9. HOLDING OF SECURITIES, NOMINEES, ETC. Securities in an Account which are maintained by the Custodian or any Subcustodian may be held directly by such entity in the name of the Customer or in bearer form or maintained, on behalf of a Portfolio, in the Custodian's or Subcustodian's name or in the name of the Custodian's or Subcustodian's nominee. Securities that are maintained through a Subcustodian or which are eligible for deposit in a Securities System as provided above may be maintained with the Subcustodian or the Securities System in an account for the Custodian's or Subcustodian's customers, unless prohibited by law, rule, or regulation. The Custodian or Subcustodian, as the case may be, may combine certificates representing Securities held in an Account with certificates of the same issue held by it as fiduciary or as a custodian. In the event that any Securities in the name of the Custodian or its nominee or held by a Subcustodian and registered in the name of such Subcustodian or its nominee are called for partial redemption by the issuer of such Security, the Custodian may, subject to the rules or regulations pertaining to allocation of any Securities System in which such Securities have been deposited, allot, or cause to be allotted, the called portion of the respective beneficial holders of such class of security in any manner the Custodian deems to be fair and equitable. Securities maintained with a Securities System shall be maintained subject to the rules of that Securities System governing the rights and obligations among the Securities System and its participants.

         10. PROXIES, ETC. With respect to any proxies, notices, reports or other communications relative to any of the Securities in any Account, the Custodian shall perform such services and only such services relative thereto as are (i) set forth in Section 3 of this Agreement, (ii) described in the applicable Service Standards (the "Proxy Service") or (iii) as may otherwise be agreed upon between the Custodian and the Customer. The liability and responsibility of the Custodian in connection with the Proxy Service referred to in (ii) of the immediately preceding sentence and in connection with any additional services which the Custodian and the Customer may agree upon as provided in (iii) of the immediately preceding sentence shall be as set forth in the description of the Proxy Service and as may be agreed upon by the Custodian and the Customer in connection with the furnishing of any such additional service and shall not be affected by any other term of this Agreement. Neither the Custodian nor its nominees or agents shall vote upon or in respect of any of the Securities in the Account, execute any form of proxy to vote thereon, or give any

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

consent or take any action (except as provided in Section 3) with respect thereto except upon the receipt of Instructions relative thereto.

         11. SEGREGATED ACCOUNT. To assist the Customer in complying with the requirements of the 1940 Act and the rules and regulations thereunder, the Custodian shall, upon receipt of Instructions, establish and maintain a segregated account or accounts on its books for and on behalf of a Portfolio.

         12. SETTLEMENT PROCEDURES. Securities will be transferred, exchanged or delivered by the Custodian or a Subcustodian upon receipt by the Custodian of Instructions which include all information required by the Custodian. Settlement and payment for Securities received for an Account and delivery of Securities out of such Account may be effected in accordance with the customary or established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivering Securities to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such Securities from such purchaser or dealer, as such practices and procedures may be modified or supplemented in accordance with the standard operating procedures of the Custodian in effect from time to time for that jurisdiction or market. The Custodian shall not be liable for any loss which results from effecting transactions in accordance with the customary or established securities trading or securities processing practices and procedures in the applicable jurisdiction or market.

         Notwithstanding that the Custodian may settle purchases and sales against, or credit income to, an Account, on a contractual basis, as outlined in the applicable Service Standards as defined below and provided to the Customer by the Custodian, the Custodian may, at its sole option, reverse such credits or debits to the appropriate Account in the event that the transaction does not settle, or the income is not received in a timely manner, and the Customer agrees to hold the Custodian harmless from any losses which may result therefrom.

         The applicable Service Standards shall be defined as the Global Guide, the Policies and Standards Manual, and any other documents issued by the Custodian from time to time specifying the procedures for communicating with the Customer, the terms of any additional services to be provided to the Customer, and such other matters as may be agreed between the Customer and the Custodian from time to time.


         13.      CONDITIONAL CREDITS.

         (a) Notwithstanding any other provision of this Agreement, the Custodian shall not be required to comply with any Instructions to settle the purchase of any securities for the Account, unless there are sufficient immediately available funds in the relevant currency in the Account, PROVIDED THAT, if, after all expenses, debits and withdrawals of Cash in the relevant currency ("Debits") applicable to the Account have been made and if after all Conditional Credits, as defined below, applicable to the Account have been made final entries as set forth in (c) below, the amount of immediately available funds of the relevant currency in such Account is at least equal to the aggregate purchase price of all securities for which the Custodian has received Instructions to settle on that date ("Settlement Date"), the Custodian, upon settlement, shall credit the Securities to the Account by making a final entry on its books and records.

         (b) Notwithstanding the foregoing, if after all Debits applicable to the Account have been made, there remains outstanding any Conditional Credit (as defined below) applicable to the Account or the

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

amount of immediately available funds in a given currency in such Account are less than the aggregate purchase price in such currency of all securities for which the Custodian has received Instructions to settle on the Settlement Date, the Custodian, upon settlement, may credit the securities to the Account by making a conditional entry on its books and records ("Conditional Credit"), pending receipt of sufficient immediately available funds in the relevant currency in the Account.

         (c) If, within a reasonable time from the posting of a Conditional Credit and after all Debits applicable to the Account have been made, immediately available funds in the relevant currency at least equal to the aggregate purchase price in such currency of all securities subject to a Conditional Credit on a Settlement Date are deposited into the Account, the Custodian shall make the Conditional Credit a final entry on its books and records. In such case, the Customer shall be liable to the Custodian only for late charges at a rate which the Custodian customarily charges for similar extensions of credit.

         (d) If (i) within a reasonable time from the posting of a Conditional Credit, immediately available funds at least equal to the resultant Debit on a Settlement Date are not on deposit in the Account, or (ii) any Proceeding shall occur, the Custodian may sell such of the Securities subject to the Conditional Credit as it selects in its sole discretion and shall apply the net proceeds of such sale to cover such Debit, including related late charges, and any remaining proceeds shall be credited to the Account. If such proceeds are insufficient to satisfy such debt in full, the Customer shall continue to be liable to the Custodian for any shortfall. The Custodian shall make the Conditional Credit a final entry on its books as to the Securities not required to be sold to satisfy such Debit. Pending payment in full by the Customer of the purchase price for Securities subject to a Conditional Credit, and the Custodian's making a Conditional Credit a final entry on its books, and, unless consented to by the Custodian, the Customer shall have no right to give further Instructions in respect of Securities subject to a Conditional Credit. The Custodian shall have the sole discretion to determine which Securities shall be deemed to have been paid for by the Customer out of funds available in the Account. Any such Conditional Credit may be reversed (and any corresponding Debit shall be canceled) by the Custodian unless and until the Custodian makes a final entry on its books crediting such Securities to the Account. The term "Proceeding" shall mean any insolvency, bankruptcy, receivership, reorganization or similar proceeding relating to the Customer, whether voluntary or involuntary.

         (e) The Customer agrees that it will not use the Account to facilitate the purchase of securities without sufficient funds in the Account (which funds shall not include the expected proceeds of the sale of the purchased securities).

         14. PERMITTED TRANSACTIONS. The Customer agrees that it will cause transactions to be made pursuant to this Agreement only upon Instructions in accordance with Section 15 and only for the purposes listed below.

         (a) In connection with the purchase or sale of Securities at prices as confirmed by Instructions.

         (b) When Securities are called, redeemed or retired, or otherwise become payable.

         (c) In exchange for or upon conversion into other securities alone or other securities and cash pursuant to any plan or merger, consolidation, reorganization, recapitalization or readjustment.

         (d) Upon conversion of Securities pursuant to their terms into other securities.

         (e) Upon exercise of subscription, purchase or other similar rights represented by Securities.

         (f) For the payment of interest, taxes, management or supervisory fees, distributions or operating expenses.

         (g) In connection with any borrowings by the Customer requiring a pledge of Securities, but only against receipt of amounts borrowed or in order to satisfy requirements for additional or substitute collateral.

         (h) In connection with any loans, but only against receipt of collateral as specified in Instructions which shall reflect any restrictions applicable to the Customer.

         (i) For the purpose of redeeming shares of the capital stock of the Customer against delivery of the shares to be redeemed to the Custodian, a Subcustodian or the Customer's transfer agent.

         (j) For the purpose of redeeming in kind shares of the Customer against delivery of the shares to be redeemed to the Custodian, a Subcustodian or the Customer's transfer agent.

         (k)      For  delivery  in  accordance   with  the  provisions  of  any
agreement among the Customer, on behalf of a Portfolio, the Portfolio's investment adviser and a broker-dealer registered under the Securities Exchange Act of 1934 and a member of the National Association of Securities Dealers, Inc., relating to compliance with the rules of The Options Clearing Corporation, the Commodities Futures Trading Commission or of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Customer.

         (l) For release of Securities to designated brokers under covered call options, provided, however, that such Securities shall be released only upon payment to the Custodian of monies for the premium due and a receipt for the Securities which are to be held in escrow. Upon exercise of the option, or at expiration, the Custodian will receive the Securities previously deposited from broker. The Custodian will act strictly in accordance with Instructions in the delivery of Securities to be held in escrow and will have no responsibility or liability for any such Securities which are not returned promptly when due other than to make proper request for such return.

         (m)      For  spot  or  forward   foreign   exchange   transactions  to
facilitate security trading or receipt of income from Securities related transactions.

         (n)      Upon the termination of this Agreement as set forth in Section
20.

         (o)      For other proper purposes.

         The Customer agrees that the Custodian shall have no obligation to verify the purpose for which a transaction is being effected.

         15. INSTRUCTIONS. The term "Instructions" means instructions from the Customer in respect of any of the Custodian's duties hereunder which have been received by the Custodian at its address set forth in Section 22 below (i) in writing (including, without limitation, facsimile transmission) or by tested telex signed or given by such one or more person or persons as the Customer shall have from time to time authorized in writing to give the particular class of Instructions in question and whose name and (if applicable) signature and office address have been filed with the Custodian, or (ii) which have been transmitted electronically through an electronic on-line service and communications system offered by the Custodian or other electronic instruction system acceptable to the Custodian, or (iii) a telephonic or oral communication by one or more persons as the Customer shall have from time to time authorized to give the particular class of Instructions in question and whose name has been filed with the Custodian; or (iv) upon receipt of such other form of instructions as the Customer may from time to time authorize in writing and which the Custodian has agreed in writing to accept. Instructions in the form of oral communications shall be confirmed by the Customer by tested telex or writing in the manner set forth in clause (i) above, but the lack of such confirmation shall in no way affect any action taken by the Custodian in reliance upon such oral instructions prior to the Custodian's receipt of such confirmation. Instructions may relate to specific transactions or to types or classes of transactions, and may be in the form of standing instructions.

         The Custodian shall have the right to assume in the absence of notice to the contrary from the Customer that any person whose name is on file with the Custodian pursuant to this Section has been authorized by the Customer to give the Instructions in question and that such authorization has not been revoked. The Custodian may act upon and conclusively rely on, without any liability to the Customer or any other person or entity for any losses resulting therefrom, any Instructions reasonably believed by it to be furnished by the proper person or persons as provided above.

         16. STANDARD OF CARE. The Custodian shall be responsible for the performance of only such duties as are set forth herein or contained in Instructions given to the Custodian which are not contrary to the provisions of this Agreement. The Custodian will use reasonable care with respect to the safekeeping of Property in each Account and, except as otherwise expressly provided herein, in carrying out its obligations under this Agreement. So long as and to the extent that it has exercised reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any Property or other property or evidence of title thereto received by it or delivered by it pursuant to this Agreement and shall be held harmless in acting upon, and may conclusively rely on, without liability for any loss resulting therefrom, any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed or furnished by the proper party or parties, including, without limitation, Instructions, and shall be indemnified by the Customer for any losses, damages, costs and expenses (including, without limitation, the fees and expenses of counsel) incurred by the Custodian and arising out of action taken or omitted with reasonable care by the Custodian hereunder or under any Instructions. The Custodian shall be liable to the Customer for any act or omission to act of any Subcustodian to the same extent as if the Custodian committed such act itself. With respect to a Securities System, the Custodian shall only be responsible or liable for losses arising from employment of such Securities System caused by the Custodian's own failure to exercise reasonable care. In the event of any loss to the Customer by reason of the failure of the Custodian or a Subcustodian to utilize reasonable care, the Custodian shall be liable to the Customer to the extent of the Customer's actual damages at the time such loss was discovered without reference to any special conditions or circumstances. In no event shall the Custodian be liable for any consequential or special damages. The Custodian shall be entitled to rely, and may act, on advice of counsel (who may be counsel for the Customer) on all matters and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

         In the event the Customer subscribes to an electronic on-line service and communications system offered by the Custodian, the Customer shall be fully responsible for the security of the Customer's connecting terminal, access thereto and the proper and authorized use thereof and the initiation and application of continuing effective safeguards with respect thereto and agree to defend and indemnify the Custodian and hold the Custodian harmless from and against any and all losses, damages, costs and expenses (including the fees and expenses of counsel) incurred by the Custodian as a result of any improper or unauthorized use of such terminal by the Customer or by any others.

         All collections of funds or other property paid or distributed in respect of Securities in an Account, including funds involved in third-party foreign exchange transactions, shall be made at the risk of the Customer.

         Subject to the exercise of reasonable care, the Custodian shall have no liability for any loss occasioned by delay in the actual receipt of notice by the Custodian or by a Subcustodian of any payment, redemption or other transaction regarding Securities in each Account in respect of which the
Custodian has agreed to take action as provided in Section 3 hereof. The Custodian shall not be liable for any loss resulting from, or caused by, or resulting from acts of governmental authorities (whether de jure or de facto), including, without limitation, nationalization, expropriation, and the imposition of currency restrictions; devaluations of or fluctuations in the value of currencies; changes in laws and regulations applicable to the banking or securities industry; market conditions that prevent the orderly execution of securities transactions or affect the value of Property; acts of war, terrorism, insurrection or revolution; strikes or work stoppages; the inability of a local clearing and settlement system to settle transactions for reasons beyond the control of the Custodian; hurricane, cyclone, earthquake, volcanic eruption, nuclear fusion, fission or radioactivity, or other acts of God.

         The Custodian shall have no liability in respect of any loss, damage or expense suffered by the Customer, insofar as such loss, damage or expense arises from the performance of the Custodian's duties hereunder by reason of the Custodian's reliance upon records that were maintained for the Customer by entities other than the Custodian prior to the Custodian's employment under this Agreement.

         The provisions of this Section shall survive termination of this Agreement.

         17. INVESTMENT LIMITATIONS AND LEGAL OR CONTRACTUAL RESTRICTIONS OR REGULATIONS. The Custodian shall not be liable to the Customer and the Customer agrees to indemnify the Custodian and its nominees, for any loss, damage or expense suffered or incurred by the Custodian or its nominees arising out of any violation of any investment restriction or other restriction or limitation applicable to the Customer or any Portfolio pursuant to any contract or any law or regulation. The provisions of this Section shall survive termination of this Agreement.

         18. FEES AND EXPENSES. The Customer agrees to pay to the Custodian such compensation for its services pursuant to this Agreement as may be mutually agreed upon in writing from time to time and the Custodian's reasonable out-of-pocket or incidental expenses in connection with the performance of this Agreement, including (but without limitation) legal fees as described herein and/or deemed necessary in the judgment of the Custodian to keep safe or protect the Property in the Account. The initial fee schedule is attached hereto as Exhibit B. Such fees will not be abated by, nor shall the Custodian be required to account for, any profits or commissions received by the Custodian in connection with its provision of custody services under this agreement. The Customer hereby agrees to hold the Custodian harmless from any liability or loss resulting from any taxes or other governmental charges, and any expense related thereto, which may be imposed, or assessed with respect to any Property in an Account and also agrees to hold the Custodian, its Subcustodians, and their respective nominees harmless from any liability as a record holder of Property in such Account. The Custodian is authorized to charge the applicable Account for such items and the Custodian shall have a lien on the Property in the applicable Account for any amount payable to the Custodian under this Agreement, including but not limited to amounts payable pursuant to Section 13 and pursuant to indemnities granted by the Customer under this Agreement. The provisions of this Section shall survive the termination of this Agreement.

         19. TAX RECLAIMS. With respect to withholding taxes deducted and which may be deducted from any income received from any Property in an Account, the Custodian shall perform such services with respect thereto as are described in the applicable Service Standards and shall in connection therewith be subject to the standard of care set forth in such Service Standards. Such standard of care shall not be affected by any other term of this Agreement.

         20. AMENDMENT, MODIFICATIONS, ETC. No provision of this Agreement may be amended, modified or waived except in a writing signed by the parties hereto. No waiver of any provision hereto shall be deemed a continuing waiver unless it is so designated. No failure or delay on the part of either party in exercising any power or right under this Agreement operates as a waiver, nor does any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right.

         21. TERMINATION. (a) TERMINATION OF ENTIRE AGREEMENT. This Agreement may be terminated by the Customer or the Custodian by ninety (90) days' written notice to the other; PROVIDED that notice by the Customer shall specify the names of the persons to whom the Custodian shall deliver the Securities in each Account and to whom the Cash in such Account shall be paid. If notice of termination is given by the Custodian, the Customer shall, within ninety (90) days following the giving of such notice, deliver to the Custodian a written notice specifying the names of the persons to whom the Custodian shall deliver the Securities in each Account and to whom the Cash in such Account shall be paid. In either case, the Custodian will deliver such Property to the persons so specified, after deducting therefrom any amounts which the Custodian determines to be owed to it hereunder. In addition, the Custodian may in its discretion withhold from such delivery such Property as may be necessary to settle transactions pending at the time of such delivery. The Customer grants to the Custodian a lien and right of setoff against the Account and all Property held therein from time to time in the full amount of the foregoing obligations. If within ninety (90) days following the giving of a notice of termination by the Custodian, the Custodian does not receive from the Customer a written notice specifying the names of the persons to whom the Custodian shall deliver the Securities in each Account and to whom the Cash in such Account shall be paid, the Custodian, at its election, may deliver such Securities and pay such Cash to a bank or trust company doing business in the State of New York to be held and disposed of pursuant to the provisions of this Agreement, or may continue to hold such Securities and Cash until a written notice as aforesaid is delivered to the Custodian, provided that the Custodian's obligations shall be limited to safekeeping.

         (b) TERMINATION AS TO ONE OR MORE PORTFOLIOS. This Agreement may be terminated by the Customer or the Custodian as to one or more Portfolios (but less than all of the Portfolios) by delivery of an amended Exhibit A deleting such Portfolios, in which case termination as to such deleted Portfolios shall take effect ninety (90) days after the date of such delivery, or such earlier time as mutually agreed. The execution and delivery of an amended Exhibit A which deletes one or more Portfolios shall constitute a termination of this Agreement only with respect to such deleted Portfolio(s), shall be governed by the preceding provisions of Section 21 as to the identification of a successor custodian and the delivery of Cash and Securities of the Portfolio(s) so deleted to such successor custodian, and shall not affect the obligations of the Custodian and the Customer hereunder with respect to the other Portfolios set forth in Exhibit A, as amended from time to time.

         22. NOTICES. Except as otherwise provided in this Agreement, all requests, demands or other communications between the parties or notices in connection herewith (a) shall be in writing, hand delivered or sent by registered mail, telex or facsimile addressed to such other address as shall have been furnished by the receiving party pursuant to the provisions hereof and
(b) shall be deemed effective when received, or, in the case of a telex, when sent to the proper number and acknowledged by a proper answerback.

         23. SEVERAL OBLIGATIONS OF THE PORTFOLIOS. With respect to any obligations of the Customer on behalf of each Portfolio and each of its related Accounts arising out of this Agreement, the Custodian shall look for payment or satisfaction of any obligation solely to the assets and property of the Portfolio and such Accounts to which such obligation relates as though the Customer had separately contracted with the Custodian by separate written instrument with respect to each Portfolio and its related Accounts.

         24. SECURITY FOR PAYMENT. To secure payment of all obligations due hereunder, the Customer hereby grants to the Custodian a continuing security interest in and right of setoff against each Account and all Property held therein from time to time in the full amount of such obligations; PROVIDED THAT, if there is more than one Account and the obligations secured pursuant to this Section can be allocated to a specific Account or the Portfolio related to such Account, such security interest and right of setoff will be limited to Property held for that Account only and its related Portfolio. Should the Customer fail to pay promptly any amounts owed hereunder, the Custodian shall be entitled to use available Cash in the Account or applicable Account, as the case may be, and to dispose of Securities in the Account or such applicable Account as is necessary. In any such case and without limiting the foregoing, the Custodian shall be entitled to take such other actions or exercise such other options, powers and rights as the Custodian now or hereafter has as a secured creditor under the New York Uniform Commercial Code or any other applicable law.

         25.      REPRESENTATIONS AND WARRANTIES.

         (a)  The Customer hereby represents and warrants to the Custodian that:

                  (i) the employment of the Custodian and the allocation of fees, expenses and other charges to any Account as herein provided, is not prohibited by law or any governing documents or contracts to which it is subject;

                  (ii) the terms of this Agreement do not violate any obligation by which it is bound, whether arising by contract, operation of law or otherwise;

                  (iii) this Agreement has been duly authorized by appropriate action and when executed and delivered will be binding upon it and each Portfolio in accordance with its terms; and

                  (iv) it will deliver to the Custodian a duly executed Secretary's Certificate in the form of Exhibit E hereto or such other evidence of such authorization as the Custodian may reasonably require, whether by way of a certified resolution or otherwise.

         (b)  The Custodian hereby represents and warrants to the Customer that:

                  (i) the terms of this Agreement do not violate any obligation by which it is bound, whether arising by contract, operation of law or otherwise;

                  (ii) this Agreement has been duly authorized by appropriate action and when executed and delivered will be binding upon it in accordance with its terms;

                  (iii) it will deliver to the Customer such evidence of such authorization as the Customer may reasonably require, whether by way of a certified resolution or otherwise; and

                  (iv) Custodian is qualified as a custodian under Section 26(a) of the 1940 Act and warrants that it will remain so qualified or upon ceasing to be so qualified shall promptly notify the Customer in writing.

         26. GOVERNING LAW AND SUCCESSORS AND ASSIGNS. This Agreement shall be governed by the law of the State of New York and shall not be assignable by either party, but shall bind the successors in interest of the Customer and the Custodian.

         27. PUBLICITY. Customer shall furnish to Custodian at its office referred to in Section 22 above, prior to any distribution thereof, copies of any material prepared for distribution to any persons who are not parties hereto that refer in any way to the Custodian. Customer shall not distribute or permit the distribution of such materials if Custodian reasonably objects in writing within ten (10) business days of receipt thereof (or such other time as may be mutually agreed) after receipt thereof. The provisions of this Section shall survive the termination of this Agreement.

         28. REPRESENTATIVE CAPACITY AND BINDING OBLIGATION. A copy of the [DECLARATION OF TRUST/TRUST INSTRUMENT]of the Customer is on file with The Secretary of THE [COMMONWEALTH OF MASSACHUSETTS/STATE OF DELAWARE], and notice is hereby given that this Agreement is not executed on behalf of the Trustees of the Customer as individuals, and the obligations of this Agreement are not binding upon any of the Trustees, officers or shareholders of the Customer individually but are binding only upon the assets and property of the Portfolios.

         The Custodian agrees that no shareholder, trustee or officer of the Customer may be held personally liable or responsible for any obligations of the Customer arising out of this Agreement.

         29. SUBMISSION TO JURISDICTION. Any suit, action or proceeding arising out of this Agreement may be instituted in any State or Federal court sitting in the City of New York, State of New York, United States of America, and the Customer irrevocably submits to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding and waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that such suit, action or proceeding was brought in an inconvenient forum.

         30. CONFIDENTIALITY. The parties hereto agree that each shall treat confidentially the terms and conditions of this Agreement and all information provided by each party to the other regarding its business and operations. All confidential information provided by a party hereto shall be used by any other party hereto solely for the purpose of rendering services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party without the prior consent of such providing party. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is required or requested to be disclosed by any bank or other regulatory examiner of the Custodian, Customer, or any Subcustodian, any auditor of the parties hereto, by judicial or administrative process or otherwise by applicable law or regulation. The provisions of this Section shall survive the termination of this Agreement.

         31. SEVERABILITY. If any provision of this Agreement is determined to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other provision of this Agreement.

         32. ENTIRE AGREEMENT. This Agreement together with any Exhibits attached hereto, contains the entire agreement between the parties relating to the subject matter hereof and supersedes any oral statements and prior writings with respect thereto.

         33. HEADINGS. The headings of the paragraphs hereof are included for convenience of reference only and do not form a part of this Agreement.

         34. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original. This Agreement shall become effective when one or more counterparts have been signed and delivered by each of the parties hereto.

         IN WITNESS WHEREOF, each of the parties has caused its duly authorized signatories to execute this Agreement as of the date first written above.


                                          [CUSTOMER]


                                          By: _________________________________
                                          Name: ___________________________
                                          Title: ____________________________


                                          By: _________________________________
                                          Name: ___________________________
                                          Title: ____________________________


                                          BANKERS TRUST COMPANY


                                          By: _________________________________
                                          Name: ___________________________
                                          Title: ____________________________

                                    EXHIBIT A


         To Custodian Agreement dated as of _______________, between Bankers Trust Company and [Customer].


                               LIST OF PORTFOLIOS


         The following is a list of Portfolios referred to in the first WHEREAS clause of the above-referred to Custodian Agreement. Terms used herein as defined terms unless otherwise defined shall have the meanings ascribed to them in the above-referred to Custodian Agreement.




                                          [CUSTOMER]


                                          By: _________________________________
                                          Name: ___________________________
                                          Title: ____________________________


                                          By: _________________________________
                                          Name: ___________________________
                                          Title: ____________________________


                                          BANKERS TRUST COMPANY


                                          By: _________________________________
                                          Name: ___________________________
                                          Title: ____________________________

                                    EXHIBIT B


         To Custodian Agreement dated as of _____________, between Bankers Trust Company and CUSTOMER.

                               INSERT FEE SCHEDULE

                                    EXHIBIT C

                                [NAME OF ENTITY]
                          CERTIFICATE OF THE SECRETARY

         I, [NAME OF SECRETARY], hereby certify that I am the Secretary of [NAME OF ENTITY], a [TYPE OF ENTITY] organized under the laws of [JURISDICTION] (the "Company"), and as such I am duly authorized to, and do hereby, certify that:

         1. ORGANIZATIONAL DOCUMENTS. The Company's organizational documents, and all amendments thereto, have been filed with the appropriate governmental officials of [JURISDICTION], the Company continues to be in existence and is in good standing, and no action has been taken to repeal such organizational documents, the same being in full force and effect on the date hereof.

         2. BYLAWS. The Company's Bylaws have been duly adopted and no action has been taken to repeal such Bylaws, the same being in full force and effect.

         3. RESOLUTIONS. Resolutions have been duly adopted on behalf of the Company, which resolutions (i) have not in any way been revoked or rescinded, (ii) have been in full force and effect since their adoption, to and including the date hereof, and are now in full force and effect, and (iii) are the only corporate proceedings of the Company now in force relating to or affecting the matters referred to therein, including, without limitation, confirming that the Company is duly authorized to enter into a certain custody agreement with Bankers Trust Company (the "Agreement"), and that certain designated officers, including those identified in paragraph 4 of this Certificate, are authorized to execute said Agreement on behalf of the Company, in conformity with the requirements of the Company's organizational documents, Bylaws, and other pertinent documents to which the Company may be bound.

         4. INCUMBENCY. The following named individuals are duly elected (or appointed), qualified, and acting officers of the Company holding those offices set forth opposite their respective names as of the date hereof, each having full authority, acting individually, to bind the Company, as a legal matter, with respect to all matters pertaining to the Agreement, and to execute and deliver said Agreement on behalf of the Company, and the signatures set forth opposite the respective names and titles of said officers are their true, authentic signatures:

                  NAME                      TITLE             SIGNATURE

         [NAME]                     [POSITION]       ____________________

         [NAME]                     [POSITION]       ____________________

         [NAME]                     [POSITION]       ____________________

         IN WITNESS WHEREOF, I have hereunto set my hand this ____ day of [DATE], 19__.




                                          By:      __________________________
                                          Name:    __________________________
                                          Title:   Secretary


         I, [NAME OF CONFIRMING OFFICER], [TITLE] of the Company, hereby certify that on this ___ day of [DATE], 19__, [Name of Secretary] is the duly elected Secretary of the Company and that the signature above is his genuine signature.


                                          By:________________________________
                                          Name:______________________________
                                          Title:_____________________________

                                    EXHIBIT D


         CASH MANAGEMENT ADDENDUM (this "ADDENDUM") to the CUSTODIAN AGREEMENT (the "AGREEMENT") between BANKERS TRUST COMPANY (the "CUSTODIAN") and [NAME OF CLIENT] (the "CUSTOMER").

         WHEREAS,  the Custodian  will provide cash  management  services to the
Customer,   and  the  Custodian  and  the  Customer   desire  to  confirm  their
understanding with respect to such services;

         NOW, THEREFORE, the Custodian and the Customer agree as follows:

         1. Until the Custodian receives Instructions to the contrary, the Custodian will (a) hold with Subcustodians, in deposit accounts maintained for the benefit of the Custodian's clients, all Cash received for the Account, (b) credit such interest, if any, on Cash in the Account as the Custodian shall from time to time determine and (c) receive compensation out of any amounts paid by Subcustodians in respect of Cash in the Account.

         2. The Custodian may (on an overnight or other short-term basis) move certain, or all, currencies of Cash in the Account from any Subcustodian and place it, as deposits or otherwise, with one or more other Subcustodians (including branches and affiliates of the Custodian). The Custodian will notify the Customer of any placement procedures it implements and will move Cash in accordance with such procedures until it notifies the Customer otherwise or receives Instructions to the contrary. The Custodian may credit interest and receive compensation as described in 1 above with respect to any Cash moved. If any Cash is held in an investment fund managed by Bankers Trust, it will notify the fund (as opposed to the Customer) as provided herein with respect to such Cash.

         3. The Customer acknowledges that it has received and reviewed the current policies of the Custodian regarding cash management services, which are attached to this Addendum.

         4. To the extent any of the Property or Cash in the Account is subject to the Employee Retirement Income Security Act of 1974, the Customer (a) represents and warrants that it, at all times during the duration of the Agreement, will be a qualified professional asset manager as defined in the prohibited transaction exemption 84-14 and that the provisions of the exemption apply to the Agreement (and transactions thereunder) and (b) agrees to maintain such records as are necessary to comply with the exemption or to enable interested persons to determine that the conditions of the exemption are met.

         5. Capitalized terms used but not defined in this Addendum are used with the respective meanings assigned to them in the Agreement.

         IN WITNESS WHEREOF, this Addendum has been executed as of the date of the Agreement.

                                          BANKERS TRUST COMPANY

                                          By:___________________________


                                          [NAME OF CUSTOMER]

                                          By:___________________________

                     GLOBAL CUSTODY CASH MANAGEMENT PROGRAM


                  In the Global Custody cash management program, currencies on which Bankers Trust pays interest are divided into two categories: (1)
currencies on which we pay interest based on a market benchmark rate for overnight deposits, and (2) currencies on which we pay interest based on a rate paid by the London branch of Bankers Trust Company or the local subcustodian.

                  CURRENCIES  ON  WHICH  WE  PAY  INTEREST  BASED  ON  A  MARKET
BENCHMARK  RATE  FOR  OVERNIGHT   DEPOSITS   (WHICH  WE  CALL   "BENCHMARK  RATE
CURRENCIES"):

    (BULLET) For each of these currencies, the interest rate we pay is based on a specific market benchmark (such as Effective Fed Funds) and is calculated by taking an average of the benchmark rate and subtracting a spread. (See Schedule A)

    (BULLET) Currently, the only Benchmark Rate Currency is the U.S. Dollar. Over time we will be considering additional currencies to include in this category.

    (BULLET) Operationally, most balances in Benchmark Rate Currencies are swept overnight into deposits at the London branch of Bankers Trust Company. Where you have selected a short-term investment fund, your U.S. Dollar balances in the U.S. will be swept overnight in accordance with your instructions.

                  CURRENCIES ON WHICH WE PAY INTEREST BASED ON A RATE PAID BY THE LONDON BRANCH OF BANKERS TRUST COMPANY OR THE LOCAL SUBCUSTODIAN (WHICH WE CALL "BASE RATE CURRENCIES"):

    (BULLET)      For  each of these  currencies,  the  interest  rate we pay is based on the rate paid by the London branch or the local subcustodian on overnight deposits in the currency. In either case, interest is calculated by using the overnight rate (which will be the actual overnight, a weekly average, or monthly average rate, depending on the currency) and subtracting a spread. (See Schedule A)

    (BULLET) Currencies that are part of the sweep program will earn interest based on the base rate, which will be the higher of the rate offered by the London branch of Bankers Trust Company or the local subcustodian.

    (BULLET) Currencies that are not part of the sweep program will generally earn interest based on the rate paid by the local subcustodian. We may at times be able to sweep certain currency balances into deposits of Bankers Trust Company's London branch in order to be able to earn a higher rate for you. On those days, any such currency will be treated as part of the sweep program, and you will earn interest on all of your balances in that currency at the higher rate for that day.

    (BULLET) Currently, there are 29 Base Rate Currencies, 10 of which are included in our sweep program to the London branch.

    (BULLET) Operationally, most balances in Base Rate Currencies that are part of our sweep program are swept overnight into deposits at the London branch, while balances in Base Rate Currencies that are not part of our sweep program remain with the local subcustodian.

                  FOR EACH CURRENCY ON WHICH WE PAY INTEREST:

    (BULLET) We will notify you periodically in writing of changes in spreads and updates to the cash management program. These program updates also will be available through Global Custody Flash Notices.

    (BULLET) FOR MARKETS WHERE WE MAINTAIN ONE OR MORE OMNIBUS CASH ACCOUNTS, YOU EARN INTEREST AT THE CALCULATED RATE ON YOUR ENTIRE CONTRACTUAL BALANCE WITHOUT ANY ACTION ON YOUR PART AND WITHOUT ANY MINIMUM BALANCE REQUIREMENTS. This is the case regardless of whether we are able to invest your balances at or near the applicable benchmark or base rate and regardless of whether your contractual balance may exceed your actual balance.

    (BULLET) FOR MARKETS WHERE WE MAINTAIN ONE OR MORE OMNIBUS CASH ACCOUNTS, THE MINIMUM RATE PAID IS 0.50%, except for the Japanese Yen (for which the minimum rate of 0.05% has been suspended for the time being due to market conditions) and the Singapore Dollar (for which the minimum rate is 0.25%). Please note that this is also subject to change as appropriate for any currency. Notwithstanding the foregoing, in no event will interest be negative.

    (BULLET) FOR THE CURRENCIES OF "CLIENT SPECIFIC MARKETS," THOSE MARKETS WHERE FOR REGULATORY OR OTHER REASONS WE DO NOT MAINTAIN OMNIBUS ACCOUNTS FOR CLIENT CASH, ON WHICH WE PAY CREDIT INTEREST (which at this time are the Hungarian Forint, Israeli Shekel, Polish Zloty, Korean Won and Taiwanese Dollar), we will no longer be taking a spread for providing interest on cash balances. The credit interest you earn on overnight balances will be based on actual balances, as opposed to contractual balances, and the minimum credit interest rate will no longer be applied.

    (BULLET) YOU WILL HAVE CONTINUOUS ACCESS THROUGH GLOBE*VIEW, BTWORLD, OR GLOBE*LINK OR OTHER AGREED ELECTRONIC ON-LINE SYSTEM TO THE INTEREST RATE EARNED DURING THE PREVIOUS "RATE AVERAGING PERIOD". Because we may use weekly or monthly average rates to calculate the interest you earn, we do not know the actual interest rate until the weekly or monthly period is completed.

    (BULLET) Our program generally requires that overnight balances in each currency remain with (or are swept to) a subcustodian we designate for that currency. Nevertheless, we pay our stated rate of interest on any balances that, because of transactions in your account, are held overnight with an alternate subcustodian if we receive interest on that currency from that subcustodian. If the alternate subcustodian does not pay interest, however, these balances are excluded from our program.

    (BULLET) FOR SWEPT CURRENCIES, FROM TIME TO TIME WE MAY NOT BE ABLE TO SWEEP THE FULL AMOUNT OF YOUR BALANCES TO THE LONDON BRANCH because of operational constraints or because your balance on a contractual basis temporarily exceeds your actual balance. You will, however, always receive credit for interest based on your entire contractual balance. To the extent you would have earned a lower rate on balances not swept, we will make up the difference. To the extent that actual balances are higher than contractually posted balances due to purchase fails or otherwise, we will retain the interest earned as compensation.

    (BULLET) THE EFFECTIVE RATE WE PAY ON OVERNIGHT BALANCES WILL GENERALLY DIFFER FROM THE EFFECTIVE RATE WE RECEIVE (WHETHER FROM THE LONDON BRANCH OR THE LOCAL SUBCUSTODIAN). Any difference between the effective rate we receive and the effective rate we pay (which may be positive or negative, but is generally positive) is kept by us and covers our fee for running the cash management program and the related costs we absorb.


                  Obviously, there will be currencies on which we will not pay interest because of local regulations, insufficient scale, or other reasons. However, we hope to identify additional currencies where we can begin paying interest and we will announce those to you as soon as practical.

                  Currently most cash balances in our overnight sweep program are swept into deposits at the London branch of Bankers Trust Company. We reserve the right to utilize other branches or affiliates for the overnight sweep program. In the event of such change, we will notify you in writing, which may be through Global Custody Flash Notice.

                  As you know, overdrafts are not permitted in the normal course of business in any currency. Should they occur in any currency, your account will be charged a fee to settle transactions in advance of receipt of funds. If the overdraft is not promptly cured (and in any event upon the expiration of 30 days) after the investment manager has been notified of the outstanding overdraft, the account's home currency will be used to cure the overdraft and the associated foreign exchange will be done by Bankers Trust at market rates. (Other currencies may be utilized to the extent the home currency is insufficient.) Investment managers that have not cured overdrafts within such period will be deemed to have directed such foreign exchange transaction. Accounts subject to ERISA will be deemed to have engaged in the transaction under the authority of the class exemptions available to qualified professional asset managers and in-house investment managers. To the extent that the overdraft is less than the U.S. dollar equivalent of $50,000, Bankers Trust's foreign exchange desk will bundle the transaction with other small amounts for other clients.

                                                                      SCHEDULE A



                    CASH MANAGEMENT PROGRAM - GLOBAL CUSTODY
                       Overnight Uninvested Cash Balances
                    (* - Denotes currencies in sweep program)


     CURRENCIES                                   RATES
     ----------                                   -----
     Argentine Peso                               Base Rate less  150
     Australian Dollar*                           Base Rate less  130
     British Pound Sterling*                      Base Rate less  215
     Canadian Dollar*                             Base Rate less  175
     Czech Koruna                                 Base Rate less  75
     Danish Krone*                                Base Rate less  250
     EMU Euro*                                    Base Rate less  175
     Greek Drachma                                Base Rate less  150
     Hong Kong Dollar*                            Base Rate less  250
     Hungarian Forint                             Base Rate less  0
     Indonesian Rupiah                            Base Rate less  200
     Israeli Shekel                               Base Rate less  0
     Japanese Yen                                 Base Rate less  75
     Jordanian Dinar                              Base Rate less  200
     Korean Won                                   Base Rate less  0
     Malaysian Ringgit 1                          Base Rate less  200
     Mexican Peso                                 Base Rate less  200
     New Taiwan Dollar                            Base Rate less  0
     New Zealand Dollar                           Base Rate less  100
     Norwegian Krone*                             Base Rate less  175
     Philippine Peso                              Base Rate less  150
     Polish Zloty                                 Base Rate less  0
     Singapore Dollar                             Base Rate less  200
     Slovak Koruna                                Base Rate less  150
     South African Rand*                          Base Rate less  250
     Swedish Krona*                               Base Rate less  250
     Swiss Franc*                                 Base Rate less  100
     Thai Baht                                    Base Rate less  200
     Turkish Lira                                 Base Rate less  200
     U.S. Dollar*                                 Effective Fed Funds less 100 2



We reserve the right, in our sole discretion, to adjust the base rates and benchmark rates used and the spreads charged at any time and for any reason. We will notify you periodically in writing of changes in spreads and updates to the cash management program. These program updates also will be available through Global Custody Flash Notices.

1 As a result of the new rules recently introduced by local Malaysia regulators, we have suspended paying interest on Ringgit balances. Should the situation change, we will notify you via Flash Notice.

2 Not applicable if U.S. Dollars are swept to a short-term investment fund.